Exhibit 99.1

NEWS RELEASE

NASDAQ:EU

TSXV:EU

January 16, 2025

www.encoreuranium.com

enCore Energy Files Dewey-Burdock S-K 1300 Technical Resource Summary

January 16, 2025 – Dallas, Texas – enCore Energy Corp. (NASDAQ:EU|TSXV:EU) (the “Company” or “enCore”), America’s Clean Energy Company™, today reports that it has filed a new S-K 1300 Technical Report Summary (“TRS”) for its Dewey-Burdock Project (“Project”) located in South Dakota, USA, with the United States (U.S.) Securities & Exchange Commission (“SEC”). This filing discloses an updated mineral resource and preliminary economic assessment for the Company’s key pipeline In-Situ Recovery (“ISR”) uranium project located in South Dakota. The report provides the following:

●	The Dewey-Burdock Project has received its Source Material License from the U.S. Nuclear Regulatory Commission (“NRC”), its Aquifer Exemption and its Class III and V Underground Injection Control (“UIC”) Permits from the U.S. Environmental Protection Agency (“EPA”) Region 8.

●	Measured and Indicated Resources for the Project are 17,122,147 lbs. eU3O8 or 7,388,222 tons at 0.12% average grade eU3O8.

●	Inferred Resource for the Project are 712,624 lbs. eU3O8 or 656,546 tons at 0.06% eU3O8.

●	A preliminary economic assessment of the Project, excluding the Inferred Resource, and using the current cost environment, which demonstrates robust economics for the Project with an after-tax Net Present Value (“NPV”) of $133.6 million using an 8% discount rate and a project Internal Rate of Return (“IRR”) of 33%.

Paul Goranson, enCore’s Chief Executive Officer, stated, “This S-K 1300 Technical Report Summary for our Dewey-Burdock Project continues to demonstrate the Project’s robust economics for supporting enCore’s uranium production pipeline. At a time when continued and unprecedented geopolitical events demonstrate the value of domestically produced uranium to support America’s increasing demand for energy, we expect that the Dewey-Burdock Project has the potential to become a significant supplier of fuel for clean and reliable nuclear power.”

Prior to January 1, 2025, as a Canadian domiciled company, the mineral resource for the Dewey-Burdock Project has been disclosed solely under National Instrument 43-101. As of January 1, 2025, as a U.S. domestic issuer, enCore Energy Corp. is now also reporting all mineral resources in accordance with Item 1302 of Regulation S-K ("S-K 1300"). S-K 1300 was adopted by the SEC to modernize mineral property disclosure requirements for mining registrants and to align U.S. disclosure requirements for mineral properties more closely with current industry and global regulatory standards. The mineral resource estimates set forth in this TRS have not previously been reported under the S-K 1300 format.

This TRS was prepared under S-K 1300 and filed with the SEC through EDGAR on Form 8-K. In addition, a Canadian technical report, entitled “Dewey-Burdock Project, South Dakota, USA, National Instrument 43-101 Preliminary Economic Assessment Technical Report”, dated January 6, 2025 (the “Canadian Technical Report”) was filed with Canadian securities regulators on SEDAR.  The TRS and Canadian Technical Report were prepared by SOLA Project Services, LLC of Casper, Wyoming, with Stuart Bryan Soliz, P.G., Principal of SOLA Project Services, LLC being the Qualified Person for the purposes of National Instrument 43-101.

Dewey-Burdock Project

The Dewey-Burdock Project is an advanced-stage uranium exploration project located in southwest South Dakota and forms part of the northwestern extension of the Edgemont Uranium Mining District, about 13 miles north-northwest of Edgemont and is wholly owned by enCore. The Project is amenable for extraction of uranium using In-Situ Recovery technology (“ISR”) (see below). enCore controls over 16,000 acres in the area, of which over 10,500 acres are within the Project’s permit boundary. Mineral title is controlled by federal mining claims and private lease agreements.

Mineral Resource Summary

ISR Resources	Measured	Indicated	M&I	Inferred
Lbs (U3O8)	14,285,988	2,836,159	17,122,147	712,624
Tons	5,419,779	1,968,443	7,388,222	645,546
Avg. GT	0.73	0.41	0.66	0.32
Avg. Grade (% U3O8)	0.13%	0.07%	0.12%	0.06%
Avg. Thickness (ft)	5.56	5.74	5.65	5.87

Notes:

1.	Effective date of mineral resource is October 8, 2024.

2.	enCore reports mineral reserves and mineral resources separately. Reported mineral resources do not include mineral reserves.

3.	The geological model used is based on geological interpretations on section and plan derived from surface drillhole information.

4.	Mineral resources have been estimated using a minimum grade-thickness cut-off of 0.20 ft% U3O8.

5.	Mineral resources are estimated based on the use of ISR for mineral extraction.

6.	Inferred mineral resources are estimated with a level of sampling sufficient to determine geological continuity but less confidence in grade and geological interpretation such that inferred resources cannot be converted to mineral reserves.

7.	Mineral resources that are not mineral reserves do not have demonstrated economic viability.

Results of the Preliminary Economic Assessment (“PEA”)

The scenario used for the economic assessment for the Dewey-Burdock Project assumes a specific timeline in order to determine the appropriate economic results. It assumes that permitting and licensing actions are ongoing and forecasted completion is Q3 2026. Within the PEA, engineering is anticipated to commence by early 2026, and construction of the Dewey-Burdock ISR Uranium Central Processing Plant (“CPP”) along with wellfield construction is anticipated to commence early in 2027. The PEA does not include any portion of the inferred resource. Using these assumptions, the PEA provides the following economic estimates:

●	Estimated total capital costs: $264.2 M over the life of the Project;

●	The estimated operating cost is expected to be $23.81/lb of U3O8 including CPP and wellfield operations, administrative costs, reclamation and decommissioning;

●	80% recovery of in situ mineral resources is expected;

●	Pre-tax NPV: $180.1M with IRR 39%, net cash flow $476.8M;

●	After-tax NPV: $133.6M with IRR 33%, net cash flow $363.4 M.

Current and future activities to proceed on schedule:

●	Finalizing state and federal permitting and licensing work;

●	Core drilling and analysis to finalize design plans and recovery parameters.

Expected Production Facility Design and Capacity Parameters:

●	The CPP is to be constructed on the Dewey portion of the project area; it will have Ion Exchange (“IX”)recovery trains and yellowcake processing facilities;

●	A satellite facility is to be constructed on the Burdock portion of the project area where IX resin is to be transported to the CPP for processing into yellowcake;

●	Total flow capacity of 4,000 gpm;

●	Annual capacity to process 1 million pounds of uranium per year;

●	Over 14 million pounds of expected uranium recovery based on current plans.

Technical information in this news release was approved by John M. Seeley, Ph.D., P.G., C.P.G., enCore’s Manager of Geology and Exploration, and a Qualified Person of the Company and a Qualified Person as defined in NI43-101. Stuart Bryan Soliz, P.G., Principal of SOLA Project Services, LLC was the Qualified Person under National Instrument 43-101 that prepared the Canadian Technical Report.s

About In-Situ Recovery Technology

In-Situ Recovery (ISR) offers a minimally intrusive, eco-friendly, and economically competitive approach to mineral extraction. It’s been proven a successful technique for obtaining uranium that replaces conventional open pit or underground workings with wellfield technology. ISR does not involve open pits, waste dumps, or tailings, making it more environmentally considerate. This method also streamlines the permitting, development, and remediation processes. With ISR, uranium is extracted without disturbing the surface, and once the process is complete, the land is restored to its original state and purpose.

About enCore Energy Corp.

enCore Energy Corp., America’s Clean Energy Company™, is committed to providing clean, reliable, and affordable fuel for nuclear energy as the only United States uranium company with multiple Central Processing Plants in operation. The enCore team is led by industry experts with extensive knowledge and experience in all aspects of ISR uranium operations and the nuclear fuel cycle. enCore solely utilizes ISR for uranium extraction, a well-known and proven technology co-developed by the leaders at enCore Energy.

Following upon enCore’s demonstrated success in South Texas, future projects in the production pipeline include the Dewey-Burdock Project in South Dakota and the Gas Hills project in Wyoming. The Company holds other assets including non-core assets and proprietary databases. enCore is committed to working with local communities and indigenous governments to create positive impact from corporate developments.

For further information:

William M. Sheriff

Executive Chairman

972-333-2214

info@encoreuranium.com

www.encoreuranium.com

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Cautionary Note Regarding Forward Looking Statements:

Certain information contained in this news release, including: statements regarding future or potential production, and any other statements regarding future expectations, beliefs, goals or prospects; may constitute “forward-looking information” and “forward-looking statements” within the meaning of applicable Canadian and United States securities laws and regulations (collectively, “forward-looking statements”). All statements in this news release that are not statements of historical fact (including , but not limited to, statements regarding the potential for future production at the Project, the success of current and future ISR operations, our future production plans and associated economics, initial economic assessment of the Project, continued demonstration of robust economics of the Project, after-tax NPV, project IRR, that the Project will be a reliable supplier of fuel, the expected timing of a commercial operation, engineering and construction, estimated mineral resources and financials, expected major plant aspects, that the Project will be a successfully operable ISR operation and other statements identified by the words “expects”, “is expected”, “does not expect”, “plans”, “anticipates”, “does not anticipate”, “believes”, “intends”, “estimates”, “projected”, “continues”, “potential”, “scheduled”, “forecast”, “budget” and similar expressions or variations (including negative variations) of such words and phrases, or statements that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken) should be considered forward-looking statements. All such forward-looking statements are subject to important risk factors and uncertainties, many of which are beyond the Company’s ability to control or predict. Forward-looking statements necessarily involve known and unknown risks, including, without limitation, risks associated with assumptions regarding project economics; discount rates; expenditures and the current cost environment; timing and schedule of the Project, general economic conditions; adverse industry events; future legislative and regulatory developments; the ability of enCore to implement its business strategies; and other risks. A number of important factors could cause actual results or events to differ materially from those indicated or implied by such forward-looking statements, including without limitation exploration and development risks, changes in commodity prices, access to skilled personnel, the results of exploration and development activities; production risks; uninsured risks; regulatory risks; defects in title; the availability of materials and equipment, timeliness of government approvals and unanticipated environmental impacts on operations; litigation risks; risks posed by the economic and political environments in which the Company operates and intends to operate; increased competition; assumptions regarding market trends and the expected demand and desires for the Company’s products and proposed products; reliance on industry equipment manufacturers, suppliers and others; the failure to adequately protect intellectual property; the failure to adequately manage future growth; adverse market conditions, the failure to satisfy ongoing regulatory requirements and factors relating to forward looking statements listed above which include risks as disclosed in the Company’s filings on SEDAR and with the SEC, including its management discussion and analysis and annual information form. Should one or more of these risks materialize, or should assumptions underlying the forward-looking statements prove incorrect, actual results may vary materially from those described herein as intended, planned, anticipated, believed, estimated or expected. The Company assumes no obligation to update the information in this communication, except as required by law. Additional information identifying risks and uncertainties is contained in filings by the Company with the various securities commissions which are available online at www.sec.gov and www.sedarplus.ca. Forward-looking statements are provided for the purpose of providing information about the current expectations, beliefs and plans of management. Such statements may not be appropriate for other purposes and readers should not place undue reliance on these forward-looking statements, that speak only as of the date hereof, as there can be no assurance that the plans, intentions or expectations upon which they are based will occur. Such information, although considered reasonable by management at the time of preparation, may prove to be incorrect and actual results may differ materially from those anticipated. Forward-looking statements contained in this news release are expressly qualified by this cautionary statement.

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